EXHIBIT 23.2


                      [Letterhead of Deloitte & Associes]


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





We consent to the incorporation by reference in this Registration Statement of Air France-KLM on Form S-8 of our report dated July 22, 2004 and September 16, 2004 (for notes 35 to 38) appearing in the Annual Report on Form 20-F of Air France-KLM for the year ended March 31, 2004 and to all references to our Firm included in this Registration Statement.



/s/ Deloitte et Associes
-------------------------------------
Deloitte & Associes
(formerly Deloitte Touche Tohmatsu)

Neuilly sur Seine, France
January 31, 2005